EXHIBIT 10.16

MASTER PROMISSORY NOTE

                      (DEMAND LOANS)

September 27, 2011

FOR VALUE RECEIVED, RAYMOND JAMES FINANCIAL, INC., a corporation formed under the laws of the State of Florida (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK MELLON (the "Bank") at its One Wall Street, New York, New York office, the aggregate unpaid principal amount (which aggregate unpaid principal amount shall be equal to the amount indorsed and set forth opposite the date last appearing on Schedule A attached to this note) of advances made by the Bank.  The Borrower agrees to pay each advance evidenced by this note (each an "advance" and collectively, the "advances") on DEMAND. This note evidences advances made by the Bank, in its sole and absolute discretion, to the Borrower for working capital purposes.

The Borrower agrees to pay interest for each day on the unpaid principal amount of each advance at a rate per annum equal to such rate in respect of such day as is determined by the Bank in its sole and absolute discretion and accepted by the Borrower, but not to exceed the maximum rate permitted by law.  Interest on each advance shall be payable on the last Business Day of each calendar month and upon demand for payment or acceleration of such advance. If any payment of principal or interest which is to be paid hereunder shall not be paid when due, the Borrower agrees to pay interest on such payment for each day, payable on demand, at a rate per annum equal to the Alternate Base Rate plus two percent (2%), but not to exceed the maximum rate permitted by law.  Interest shall be computed on the basis of a 360 day year and shall be payable for the actual number of days elapsed including the first day but excluding the last day.

   "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Fed Funds Rate in effect on such day plus 2%.

''Business Day" means, any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Fed funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

"Prime Rate" means, the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  The "Prime Rate" is a reference rate and does not necessarily represent the lowest rate offered by the Bank to its customers.

 If any payment of principal or interest on an advance becomes due and payable on a day other than a Business Day, then such payment shall be extended to the next succeeding Business Day, and interest shall be payable at the rate set forth above during such extension.

    Advances may be prepaid at any time without penalty but with interest on the amount being prepaid through the date of prepayment.

If the Bank shall make a new advance on a day on which the Borrower is to repay an advance, the Bank shall apply the proceeds of the new advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this note.

The Borrower authorizes the Bank (a) to accept oral (including telephonic) and written (including facsimile) instructions from the Borrower to make an advance or receive any payment hereof, and (b) to indorse on Schedule A attached hereto the amount of each advance and each principal payment hereof received by the Bank. The Borrower agrees that the Bank may rely upon any instructions believed by the Bank in good faith to be genuine and given by a person purporting to be an authorized representative of the Borrower.

At the Borrower's option, the Bank shall credit a deposit account maintained by the Borrower at the Bank in the amount of an advance or transfer the proceeds of an advance to a bank designated by the Borrower for credit to an account designated by the Borrower maintained at such bank.  The Borrower agrees that the crediting of the amount of an advance to the Borrower's deposit account maintained at the Bank or the origination of a payment order for a funds transfer of the proceeds of an advance in accordance with the instructions of the Borrower shall constitute conclusive evidence that such advance was made.  Neither the failure of the Bank to indorse on Schedule A attached hereto the amount of any advance, nor the failure of the bank designated by the Borrower to credit the proceeds of any advance to the designated account maintained at such bank, shall affect the Borrower's obligations hereunder.

The Bank is authorized to charge any deposit account of the Borrower, except any account with respect to which the Bank has expressly waived in writing its right to charge such account, for principal payments and each interest payment due and payable hereunder.

The Bank shall maintain, in accordance with its customary and usual practice, an account evidencing the indebtedness of the Borrower to the Bank resulting from each advance, including the amounts of principal and interest payable and paid to the Bank in respect of the advance for each day an advance is outstanding.  The entries made in the account shall be conclusive absent manifest error and constitute prima facie evidence of the existence and amounts of the principal and interest and the amounts of principal and interest paid, in each case as recorded therein; provided that any error therein shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay any advance actually made by the Bank and interest thereon.  The books and records of the Bank and statements of account issued by the Bank shall be admissible in evidence in any action or proceeding arising out of, based upon or in any way connected to this note.  The Borrower agrees that the instruction by the Borrower to make an advance and the maintenance by the Borrower of such advance as outstanding in whole or in part shall be deemed to be and shall constitute evidence of the Borrower's acceptance for each day of the rate applicable to such advance for such day.

    All payments on the advances shall be made in lawful money of the United States of America and in immediately available funds.

All advances together with all accrued interest thereon shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the commencement by or against the Borrower of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

    The Borrower waives presentment, demand, protest and notice of protest, non-payment or dishonor of this note.

The Borrower agrees to notify the Bank in writing as soon as the Borrower shall cease to qualify as an "exempted borrower" within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time ("Regulation U").

The Borrower agrees to pay all costs and expenses of or incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder, the protection of the Bank's rights in connection herewith, or arising out of or relating to this note or any of the advances evidenced by this note, including, but not limited to, reasonable attorneys' fees and expenses, whether or not litigation is commenced.

Promptly upon the Bank's request, the Borrower agrees to furnish such information to the Bank and to permit the Bank to inspect and make copies of its books and records, as the Bank shall reasonably request from time to time.

    The Borrower waives any right to claim or interpose any counterclaim in any litigation brought by the Bank or set-off of any kind relating to this note or the transactions contemplated hereby.

    This note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

     This note may be assigned or indorsed by the Bank and its benefits shall inure to the successors, indorsees and assigns of the Bank.

     The Borrower authorizes the Bank to date this note and to complete any blank space herein according to the terms upon which said advances were granted.

  No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

  Each and every right, remedy and power hereby granted to the Bank or allowed to the Bank by law or any other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Bank at any time and from time to time.

  Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

The Borrower represents and warrants on the date hereof, as to the following matters:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; the execution, delivery and performance of this note and the borrowing of advances are within the Borrower's corporate powers and have been duly authorized by all necessary action by its board of directors and shareholders; and each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

(b) No consent, approval, order, license or filing or the taking of any other action of any governmental department, commission, board, bureau, instrumentality or agency is required as a condition to (i) the entry into, execution, delivery or perforn1ance by the Borrower of this note, (ii) the borrowing of the advances or (iii) the validity or enforceability of this note.

(c) This note has been duly executed and delivered by, and constitutes the valid and legally binding obligation of, the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

(d) The entry into, execution, delivery and performance by the Borrower of this note and the borrowing of the advances do not (i) violate any provision of any organizational, constitutive, operative, or governing document of the Borrower, (ii) violate any order, decree or judgment, or any provision of any statute, rule, treaty, convention or regulation, or (iii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, any agreement, mortgage, indenture or contract to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound.

(e) Each advance will be extended and received and used in compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(f) The proceeds of each advance will be used solely for working capital purposes.

Each request for an advance shall be deemed to be a representation and warranty by the Borrower on the date of each such advance as to the matters set forth in sub-paragraphs (a)-(f) in the preceding paragraph.

THE PROVISIONS OF THIS NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE BORROWER SUBMITS TO THE IN PERSONAM JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN AND THE CITY AND STATE OF NEW YORK AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS OR IN COURTS LOCATED ELSEWHERE AS THE BANK MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE BORROWER WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY THEREOF TO THE BORROWER BY REGISTERED OR CERTIFIED MAIL.

THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, BASED UPON, OR IN ANY WAY CONNECTED TO, THIS NOTE.

RAYMOND JAMES FINANCIAL, INC.

By:               /s/ Jeffrey P. Julien
Name:        Jeffrey P. Julien
Title:          Executive Vice President, Finance and
     Chief Financial Officer

                                                                              SCHEDULE A

                                                                            TO

                                                           MASTER PROMISSORY NOTE

                                                                             (DEMAND LOANS)

                                                    EXECUTED BY

                                                           RAYMOND JAMES FINANCIAL, INC.

                                                                                    DATED

                                                                        SEPTEMBER 27, 2011

Date of Advance	Amount of Advance	Amount of Payment	Aggregate Unpaid Principal Amount